UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         November 12, 2010

AUTHENTEC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33552	59-3521332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Rialto Place, Suite 100, Melbourne, Florida 32901
(Address of Principal Executive Offices)  (Zip Code)

(321) 308-1300
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         Item 2.05               Costs Associated with Exit or Disposal Activities

On November 9, 2010, AuthenTec, Inc. (the “Company”) instituted a global restructuring plan related to its merger (the “Merger”) with UPEK, Inc. (“UPEK”), following an assessment of the combined organization’s operations, global functions, and human resources in view of the Company’s global strategy and cost reduction initiatives. The restructuring plan, which will continue through the first half of 2011, is intended to integrate and streamline operations across the integrated organization.  The restructuring plan is expected to deliver approximately $10.0 million of annualized savings as communicated when the Merger was announced on September 7, 2010.

Action plans necessary to carry out the restructuring plan have been identified and the majority expected to be implemented by the end of March 2011.  These action plans include the restructuring of UPEK’s Singapore operations, which is expected to be substantially complete by the end of 2010.  The overall restructuring plan is anticipated to result in cumulative costs of approximately $3.0 million to $4.0 million over a 6 to 9 month period, encompassing workforce reduction, facility closures, and other costs associated with the overall restructuring plan.

All of the components of the restructuring plan are not finalized and actual total savings, costs and timing may vary from those estimated due to changes in the scope or assumptions underlying the restructuring plan.

This Current Report on Form 8−K contains forward−looking statements, including, but not limited to, statements regarding the expected charges and costs, and the timing of such charges and costs, related to the restructuring plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges; and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the periodic reports the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10−K for the fiscal year ended January 1, 2010. Actual results could differ materially from those set forth in the forward−looking statements as a result of such risk factors, as well as other risks and uncertainties. The Company assumes no obligation to, and does not currently intend to, update these forward−looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTEC, INC.

Dated: November 12, 2010	By:	/s/ Frederick R. Jorgenson
Frederick R. Jorgenson Vice President, General Counsel and Secretary